UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 2, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

As previously disclosed, Altitude International Holdings, Inc. (the “Company”) entered into that certain Purchase and Sale Agreement effective as of April 25, 2022 (the “Property PSA”), as amended, for the purchase by the Company of the 216-acre Port St. Lucie, Florida property formerly operated under the name “Club Med Sandpiper Bay” (the “Property”) from Sandpiper Resort Properties, Inc. and Holiday Village of Sandpiper, Inc. (collectively, “Sandpiper”). Pursuant to the terms of the Property PSA the Company was allowed to assign is rights under the Property PSA.

Specifically, on September 2, 2022, the Company assigned to Altitude Hospitality LLC, its newly formed wholly owned subsidiary (“Altitude Hospitality”) its rights under the Property PSA and Altitude Hospitality agreed to designate STORE Capital Acquisitions, LLC, a Delaware limited liability company (“STORE”) as the grantee under the deed from Sandpiper Resort Properties, Inc. and Holiday Village of Sandpiper, Inc. (collectively, “Sandpiper”) through the entrance into that certain Purchase and Sale Agreement between Altitude Hospitality and STORE (the “STORE PSA”). The purchase price paid by STORE under the STORE PSA for payment to Sandpiper under the Property PSA was $55,000,000.

The title to the Property was conveyed to STORE through the Property PSA in a simultaneous closing. Concurrently with the sale of, Altitude Hospitality entered into a Lease Agreement with STORE for Altitude Hospitality’s lease and use of the Property through September 30, 2042, with five-year extension options through 2062.

The Property PSA and STORE PSA contain customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

Through the Agreements described below, Altitude Hospitality will operate the resort as “Sandpiper Bay Resort” under the “Trademark Collection® by Wyndham” and will expand and develop the Property as described below. The Property will also serve as the Company’s world headquarters for the Company and its wholly owned subsidiaries, including, but not limited to, the sports academies (which have operated from the Property for the past thirteen years), Rush Soccer, Altitude International, the resort operations and the Company’s other operations.

Lease Agreement

Concurrently with the assignment of the Property PSA and the ultimate purchase of the Property by STORE, Altitude Hospitality entered into a Lease Agreement (the “Lease”) with STORE for Altitude Hospitality’s lease and use of the Property through September 30, 2042, with five-year extension options through 2062. The base annual rental under the Lease is $4,400,000, subject to certain adjustments, and the security deposit required is $6,600,000. Additionally, Altitude Hospitality is required to establish a Capital Replacement Reserve Account into which Altitude Hospitality will deposit monthly an amount between 2-4% of the gross revenue of the Property for the preceding month. If no event of default is occurring under the Lease, then Altitude Hospitality shall have the right to withdraw certain Approved Expenditures (as defined therein) from the Capital Replacement Reserve Account (as defined therein) to be used to pay for the cost of furniture, fixtures and equipment for the Property or other real property improvements to the Property, subject to certain requirements of STORE.

The Company agreed to unconditionally guarantee the payment and performance of Altitude Hospitality under the Lease until all obligations are paid under the Lease. Any debt of the Company is and will be subordinated to the indebtedness of Altitude Hospitality to STORE under the Lease.

After forty-eight months, and if the property improvements have occurred as required by the Franchisor (as defined below), and until one hundred nine months following the Effective Date of the Lease, Altitude Holdings shall have the option (the “Purchase Option”) to give STORE written notice to purchase the Property for a price equal to the greater of (i) 110% of STORE’s total investment; or (ii) the then current base annual rental divided by the applicable cap rate. The closing for such Purchase Option must occur within ninety (90) days following STORE’s receipt of the Purchase Option notice. Altitude Hospitality’s rights under the Purchase Option shall terminate if the Lease terminates or if the initial term expires before the exercise of the Purchase Option, except if the Lease terminates prior to the end of the initial term or any extension term, then Altitude Hospitality may elect to exercise the Purchase Option if written notice is given to Lessor at least ten days prior to such termination. The Purchase Option may not be assigned.

Altitude Hospitality also has a right of first refusal to purchase the Property if STORE desires to the sell the Property and receives a bona fide written offer from a third party purchaser. Altitude Hospitality must purchase the Property on the same terms as the third party offer and must notify STORE of its election to complete the purchase within ten days of receiving notice of the sale from STORE.

The Lease contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

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Membership Agreement

Altitude Hospitality entered into a Membership Agreement (the “Membership Agreement”) with TMH Worldwide, LLC (the “Franchisor”), through which Altitude Hospitality was granted franchise rights to operate under the “Trademark Collection® by Wyndham” brand. Pursuant to the Membership Agreement, Altitude Hospitality agreed to make certain property improvements. The term of the Membership Agreement is twenty years. Fees due to the Franchisor under the Membership Agreement include a “Combined Fee” of up to 6% of gross revenue during the term of the Membership Agreement. Pursuant to the terms of the Membership Agreement, Altitude Hospitality agreed to pay the Franchisor a nonrefundable fee of $101,000 as an “Affiliation Fee.”

The Membership Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

Disbursement Agreement

The Company executed a disbursement agreement (the “Disbursement Agreement”) with STORE through which STORE agreed to fund up to $25,000,000 to Altitude Hospitality for construction costs to enable Altitude Hospitality, as lessee under the Lease, to construct and renovate improvements to the Property and complete the property improvement plan construction and remodel work required by Franchisor under the Membership Agreement at the Premises. The terms of the Disbursement Agreement are subject to certain conditions, including the funding by Altitude Hospitality of at least $8,000,000 toward improvements at the Property (including establishing a construction deposit of $3,000,000 in segregated funds for such purpose), all of which may be reimbursed by STORE under the Disbursement Agreement if certain conditions are met. The Disbursement Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

Loan Agreement

On September 2, 2022, the Company, Altitude Hospitality and Trident Water, LLC, a Florida limited liability company (collectively, the “Borrowers”) entered into a Loan Agreement with FVP Servicing, LLC, a Delaware limited liability company, in its capacity as administrative agent (“FVP”), among others (the “Loan Agreement”), and ancillary documents including an Exclusivity Agreement, Revenue Share Agreement, Security Agreement, and Payment Guaranty  (each as defined in the Loan Agreement) under which the Borrowers borrowed Fifteen Million Dollars ($15,000,000) with an interest rate per annum of SOFR (with a 2% floor) + thirteen percent (13%) and a maturity date of September 2, 2025 (with an option to extend one additional year if certain conditions are met) (the “Loan”). As additional consideration for the Loan, FVP or its designees will receive 102,754,802 restricted shares of common stock of the Company (the “Loan Consideration Shares”).

Pursuant to the Revenue Share Agreement, Altitude Hospitality agreed to pay FVP an amount equal to twenty percent (20%) of all net operating income (the “Revenue Share”) for such calendar quarter (on a cumulative basis). The term of the Revenue Share Agreement is ten years, however the Company has an option, upon ten business days’ prior written notice, to terminate the Revenue Share Agreement upon the payment to FVP an amount equal to $2,500,000, plus the amount of all Revenue Share payments accrued through the proposed termination date.

Pursuant to the Exclusivity Agreement, the Company and its subsidiaries agreed to use Feenix Payment Systems, LLC as the exclusive agent to provide credit card processing and related services. The Exclusivity Agreement shall remain in effect until one year after all obligations under the Loan Agreement have been satisfied.

Pursuant to the Security Agreement and Payment Guaranty, the Company’s wholly owned subsidiaries (except for Rush Education, LLC) have agreed to guarantee the Borrowers’ obligations under the Loan and have pledged their equity and granted a security interest in all their assets.

The Loan contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

FVP and Altitude Hospitality entered into two separate agreements related to the Loan on September 2, 2022. A Consent Agreement with STORE allows Altitude Hospitality to enter into the Loan Agreement and Security Agreement with FVP and requires STORE to give FVP notice of default and an opportunity to cure if Altitude Hospitality does not perform under the Lease Agreement or Disbursement Agreement. A Three Party Agreement with the Franchisor allows FVP to cure any defaults of Altitude Hospitality and to take possession of the Property and the Lease in an event of default under the Loan Documents.

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Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Property PSA, STORE PSA, Lease, Membership Agreement, Disbursement Agreement, Loan Agreement, Exclusivity Agreement, Revenue Share Agreement, Security Agreement, and Guaranty, and such descriptions are qualified in their entirety by reference to the full text of the Property PSA, STORE PSA, Lease, Membership Agreement, Disbursement Agreement, Loan Agreement, Exclusivity Agreement, Revenue Share Agreement, Security Agreement, Guaranty and other related agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the Loan Consideration Shares is incorporated herein by reference. The shares of common stock underlying the Loan Consideration Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement between Altitude Hospitality, LLC and STORE Capital Acquisitions, LLC dated September 2, 2022
10.2*	Disbursement Agreement between Altitude Hospitality, LLC and STORE Capital Acquisitions, LLC dated September 2, 2022
10.3*	Lease Agreement between Altitude Hospitality, LLC and STORE Capital Acquisitions, LLC dated September 1, 2022
10.4*	Membership Agreement between Altitude Hospitality, LLC and TMH Worldwide, LLC dated September 2, 2022
10.5	Loan Agreement among Altitude International Holdings, Inc., Altitude Hospitality, LLC Trident Water, LLC and FVP Servicing, LLC dated September 2, 2022
10.6	Security Agreement Altitude International Holdings, Inc., Altitude Hospitality, LLC Trident Water, LLC FVP Servicing, LLC dated September 2, 2022
10.7	Amended and Restated Exclusivity Agreement with Feenix Payment Systems, LLC dated September 2, 2022
10.8	Revenue Share Agreement among Altitude International Holdings, Inc., Altitude Hospitality, LLC and FVP Servicing, LLC dated September 2, 2022
10.9*	Three-Party Agreement between FVP Servicing , LLC, Altitude Hospitality, LLC and TMH Worldwide, LLC dated September 2, 2022
10.10	Consent Agreement between Store Capital Acquisitions, LLC, FVP Servicing, LLC and Altitude Hospitality, LLC dated September 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Chief Executive Officer

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